SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

June 10, 2009

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33228	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

Zion Oil & Gas, Inc. (the "Company") announced today that it has extended the expiration date for its rights offering to 5:00 p.m., Eastern Standard Time, on Wednesday, June 24, 2009. The rights offering was originally scheduled to expire at 5:00 p.m., Eastern Standard Time, on Wednesday, June 10, 2009.

The Company also announced that the preliminary outcome of Zion's rights offering, as of the close of business on June 10, 2009, indicates an aggregated subscription of approximately 3.6 million shares (including over-subscription) for gross proceeds of approximately $18.0 million. A total of 4.2 million shares are available for distribution in the Rights Offering.

A copy of the press release announcing the extension of the rights offering is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

  ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1 – Press Release dated June 10, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: June 10, 2009	By: /s/ Richard J. Rinberg
Richard J. Rinberg
Chief Executive Officer